                                                                   EXHIBIT 10.18

                                                           Final Draft: 12-20-95
                                                           ---------------------

                          COMMERCIALIZATION AGREEMENT
                          ---------------------------

     This Commercialization Agreement (this "Commercialization Agreement") is
                                             ---------------------------
entered into as of the date of the last signature below (the "Effective Date"),
                                                              --------------
by and among SCIENTIFIC MEASUREMENT SYSTEMS, INC., a Texas corporation ("SMS"), GENERAL ELECTRIC COMPANY, a New York corporation ("GE"), and EG&G, INC., a Massachusetts corporation ("EG&G"), each of which is hereafter referred to as a "Party," and all of which are collectively referred to as the "Parties".
 -----                                                         -------

                                   RECITALS:
                                   ---------

     A. The Parties are some of the parties to a separate Volumetric Computed Tomography Consortium Collaboration Agreement ("Collaboration Agreement") under
                                                -----------------------
which the Parties and General Motors Corporation ("GM") have undertaken a collaboration (the "Consortium") to participate in the Advanced Technology Program administered by the National Institute of Standards and Technology ("NIST") to conduct certain specified research regarding a volumetric computed
  ----
tomography system for characterizing critical objects three dimensionally in automotive applications as more fully described in the Statement of Work attached to the Collaboration Agreement (the "Project").
                                              -------

     B. The Parties and GM intend to enter into a Cooperative Agreement with NIST (the "Cooperative Agreement") setting forth, among other things, the terms
           ---------------------
and conditions under which NIST will fund a portion of the work required in connection with the Project in accordance with the rules of the Advanced Technology Program.

     C. The Parties wish to enter into this Commercialization Agreement to define their respective roles and responsibilities with respect to fostering the practical application of certain technologies expected to be developed in the Project.

     Therefore, the Parties agree as follows:

                            Article 1 - Definitions
                            -----------------------

     The following capitalized terms used in this Agreement shall have the meanings defined in this Article:

     1.1  "Background Technology," as used with respect to a particular Party,
           ---------------------
means inventions, processes, apparatus, compositions, techniques, and related technical information, pertaining to Imaging Systems, or any component part thereof, or any method for manufacturing or using the same, which are (a) owned or controlled by said Party (in the sense of having the right to grant rights or licenses hereunder without accounting to third parties) and (b) first developed prior to the effective date or, if developed during the term of the Collaboration Agreement, did not form part of that Party's work effort in connection with the Project.

     1.2 "Background Works" as used with respect to a particular Party,
          ----------------
means works of authorship (including but not limited to computer software) pertaining to Imaging Systems, or any component part thereof, which are first created prior to the Effective Date or, if created during the term of the Collaboration Agreement, did not form part of that Party's work effort in connection with the Project.

     1.3 "Confidential Background Information" as used with respect to a
          -----------------------------------
designated Participant, means all information owned or controlled by said Participant relating to Imaging Systems, or any component part thereof, or any method for manufacturing or using the same, provided such information was developed by said Participant prior to the effective date or, if developed during the term of this Agreement, did not form part of that Participant's assigned work effort in connection with the Project, which said Participant discloses or otherwise makes available to another Participant ("recipient") pursuant to the terms of this Agreement, except information which the recipient can show:

     (a) was in the public domain prior to the recipient's receipt of the same hereunder, or which subsequently becomes part of the public domain (by publication or otherwise) other than by the wrongful act of the recipient; or

     (b) was developed by the recipient and in the recipient's possession prior to the recipient's receipt of the same from said Participant hereunder; or

     (c) was rightfully received by the recipient from a non-participant who did not acquire the same directly or indirectly from said Participant, and who did not require or no longer requires the recipient to hold the same in confidence; or

     (d) is independently developed by or for the recipient by someone who had no access to the confidential information received from said Participant hereunder;

it being understood that specific information received hereunder shall not be deemed to be within any of the above exceptions merely because the same is embraced by more general information within one of said exceptions, nor shall any combination of features be considered within any of said exceptions merely because the individual features, separately considered, are within said exceptions.

     1.4 "Confidential Project Information" as used with respect to a particular
          --------------------------------
Participant, means all information relating to an Imaging System, or any component part thereof, or any method for manufacturing or using the same, which information is first developed by or for said Participant during the term of this Agreement and in the performance of work in connection with the Project, which the developing Participant discloses or otherwise makes available to another Participant ("recipient") pursuant to the terms of this Agreement, except information which the recipient can show:

     (a) was in the public domain prior to the recipient's receipt of the same hereunder, or which subsequently becomes part of the public domain (by publication or otherwise) other than by the wrongful act of the recipient; or

     (b) was developed by the recipient and in the recipient's possession prior to the recipient's receipt of the same from said Participant hereunder; or

     (c) was rightfully received by the recipient from a non-participant who did not acquire the same directly or indirectly from said Participant, and who did not require or no longer requires the recipient to hold the same in confidence; or

     (d) is independently developed by or for the recipient by someone who had no access to the confidential information received from said Participant hereunder;

it being understood that specific information received hereunder shall not be deemed to be within any of the above exceptions merely because the same is embraced by more general information within one of said exceptions, nor shall any combination of features be considered within any of said exceptions merely because the individual features, separately considered, are within said exceptions.

     1.5 "Intellectual Property Rights" as used with respect to a particular
          ----------------------------
Participant, means all patent rights, trade secret rights and/or copyrights (but specifically excluding trademarks) owned or controlled by said Participant (in the sense of having the right to grant rights or licenses hereunder without accounting to third parties) pertaining to Imaging Systems, or any component part thereof, or any method for manufacturing or using the same. Intellectual Property Rights includes, but is not limited to, patents and patent applications in all countries covering Subject Inventions, as well as copyrights in all countries covering Project Works.

     1.6 The term "Apollo Technology" means technology licensed from GE to EG&G
                   -----------------
pursuant to their Research and Development Agreement, dated August 3, 1994, generally including both (a) GE and/or EG&G technology, existing on August 3, 1994, in amorphous silicon panels (which panels comprise an amorphous silicon photosensor array deposited on a glass substrate, a scintillator layer and a sealed protective cover) and photosensors included therein, and improvements to such panels and/or photosensors made by GE and/or EG&G during the term of said Research and Development Agreement, and (b) GE and/or EG&G technology, existing on August 3, 1994, for interconnecting, switching, interfacing and packaging such panels and/or photosensors, and improvements to the same made by GE and/or EG&G during the term of said Research and Development Agreement. In the event of any conflict between this definition and the corresponding definitions contained in said Research and Development Agreement, the latter definitions shall control.

    1.7 The terms "Imaging System," "Intellectual Property Rights," "Project
                   --------------    ----------------------------    -------
Works" and "Subject Invention" shall have the same meanings as defined in the
-----      -----------------
Collaboration Agreement.

     1.8 The term "SMS Exclusive Fields" means the following fields for using
                   --------------------
Imaging Systems which incorporate the Apollo Technology: casting applications, automotive applications, aircraft engine applications, aerospace applications, hazardous waste drum inspection applications, and other environmental applications.

     1.9 The term "GEMS Exclusive Fields" means the following fields for using
                   ---------------------
Imaging Systems: explosive detection applications.

     1.10 The term "Non-Exclusive Fields" means all fields for using Imaging
                    --------------------
Systems, except SMS Exclusive Fields and GEMS Exclusive Fields.

                   Article 2 - Licenses for Imaging Systems
                   ----------------------------------------

     2.1 Licenses to GE. SMS agrees that it shall grant, and hereby grants, to
         --------------
GE a paid-up, perpetual, worldwide, irrevocable license under SMS' Intellectual Property Rights:

     (a) to use Background Technology, Subject Inventions, Confidential Background Information, Confidential Project Information, Background Works and Project Works to manufacture, have manufactured, offer for sale, sell, import and/or use Imaging Systems, as well as any component part thereof, which license shall include the right to grant (directly or indirectly) the necessary sublicenses to purchasers of said Imaging Systems for such purchasers to use said Imaging Systems for their intended purpose(s), without accounting to SMS; and

     (b) to perform, display, reproduce, distribute, copy, and use any and all Background Works and Project Works which constitute part of said Imaging Systems, including the right to grant (directly or indirectly) to purchasers of said Imaging Systems the sublicenses necessary for such purchasers to use said Imaging Systems for their intended purpose(s), without accounting to SMS.

     Subject to the rights of the United States under the Collaboration Agreement and/or the Cooperative Agreement: (1) The licenses granted in this Paragraph shall be exclusive in the GEMS Exclusive Fields. (2) The licenses granted in this Paragraph shall be nonexclusive in the Non-Exclusive Fields.
(3) The licenses granted in this Paragraph shall not apply to any of the SMS Exclusive Fields during the period of SMS' exclusive therein pursuant to Paragraph 2.2, but shall thereafter shall be nonexclusive in those SMS Exclusive Fields.

     2.2 Licenses to SMS. GE agrees that it shall grant, and hereby grants, to
         ---------------
SMS a paid-up, perpetual, worldwide, irrevocable license under GE's Intellectual Property Rights:

     (a) to use Background Technology, Subject Inventions, Confidential Background Information, Confidential Project Information, Background Works and Project Works as reasonably necessary to manufacture, have manufactured, offer for sale, sell, import and/or use Imaging Systems, as well as any component part thereof (other than detector array panels and the associated read out electronics), which license shall include the right to grant (directly or indirectly) the necessary sublicenses to purchasers of said Imaging Systems for such purchasers to use said Imaging Systems for their intended purpose(s), without accounting to GE or EG&G; and

     (b) to perform, display, reproduce, distribute, copy, and use any and all Background Works and Project Works which constitute part of said Imaging Systems, which license shall include the right to grant (directly or indirectly) to the purchasers of said Imaging Systems the sublicenses necessary for such purchasers to use said Imaging Systems for their intended purpose(s), without accounting to GE or EG&G.

     Subject to the rights of GE in Paragraph 2.3, and the rights of the United States under the Collaboration Agreement and/or the Cooperative Agreement:
(1) The licenses granted in this Paragraph shall be exclusive in the SMS Exclusive Fields until five [5] years after the end of the Collaboration Agreement and shall thereafter be nonexclusive in such SMS Exclusive Fields.
(2) The licenses granted in this Paragraph shall be nonexclusive in the Non-Exclusive Fields. (3) The licenses granted in this Paragraph shall not apply to any of the GEMS Exclusive Fields.

     Nothing in this Paragraph shall be construed as granting a license to SMS to manufacture detector array panels and/or associated read out electronics incorporating the Apollo Technology, which rights of manufacture reside with GE and/or with EG&G, pursuant to the Research and Development Agreement between GE and EG&G, dated August 3, 1994.

     2.3 Supply for GE's Use and Certain GE Vendors. Notwithstanding any
         ------------------------------------------
exclusivity of SMS' license under Paragraph 2.2, the Parties agree that GE shall have the right to manufacture, or have manufactured, and repair or have repaired, Imaging Systems for GE's own internal use for the manufacture and repair of components of gas turbine or other products sold directly by GE. The Parties also agree that GE shall have the right to manufacture, or have manufactured, repair or have repaired, and sell Imaging Systems to GE's vendors of components and services, to the extent (and only the extent) necessary for such vendors' internal use in manufacturing and repairing, to GE's order, such components of gas turbines or other products sold directly by GE. SMS agrees to provide reasonable consultation to GE, under terms and conditions (including consulting fees) to be negotiated, to assist GE in exercising its rights under this Paragraph 2.3.

     2.4 Development of Markets. During the exclusive period set forth in
         ----------------------
Paragraph 2.2, if GE decides that it wishes to enter into any market for selling Imaging Systems within an SMS Exclusive Field, GE may do so only if the parties agree to have SMS be the supplier of said Imaging Systems. If SMS is unwilling to be such supplier on mutually acceptable reasonable terms, then GE may enter such market without SMS. Conversely, if during said exclusivity period, SMS determines that a given market within the SMS Exclusive Fields will not be adequately satisfied by SMS using its own resources, SMS shall offer to GE an opportunity to cooperate with SMS in jointly meeting that market. If GE is unwilling to provide such cooperation on mutually acceptable, reasonable terms, then SMS may seek the cooperation of one or more third parties to meet that market, provided that such third parties do not compete with GE in the area of CT and/or x-ray medical diagnostic imaging.

             Article 3 - Supply of Imaging Systems and Components
             ----------------------------------------------------

     3.1 Supply of Detector Array Panels and Read Out Electronics. If requested
         --------------------------------------------------------
by SMS, GE and EG&G will use reasonable efforts to supply suitable detector array panels and associated read out electronics for SMS' use in manufacturing and selling Imaging Systems in the SMS Exclusive Fields and the Non-Exclusive Fields.

          3.1.1 Detector Array Panels. Until such time as EG&G has established
                ---------------------
     sustained commercial production of detector array panels, GE agrees that GE's Corporate Research & Development Department (GE-CRD) will use its best efforts to conduct a reasonable number of runs (with a reasonable number of panels per run) in its facility to manufacture suitable detector array panels for SMS, under GE-CRD's customary terms and conditions for such runs, including the payment by SMS of GE-CRD's costs, plus a reasonable fixed fee. Once EG&G has established sustained commercial production of detector array panels, EG&G (as manufacturing licensee of GE's detector array technology) agrees that it shall supply, or cause to be supplied, to SMS a reasonable number of any detector array panels which SMS may order from EG&G or EG&G's manufacturer of such detector array panels, for SMS' use in manufacturing and selling Imaging Systems in the SMS Exclusive Fields and the Non-Exclusive Fields. Such order may be for any size up to the largest size and for any sampling geometries (e.g., pixel sizes) then being manufactured commercially by or for EG&G. The price and other terms for such supply shall be no less favorable to SMS than those under which EG&G supplies the same or substantially similar panels in similar quantities to its most favored purchasers at the time in question.

     3.1.2 Read Out Electronics. GE agrees that it shall supply, or cause to be
           --------------------
     supplied, to SMS a reasonable number of read out electronics which SMS may order from GE or GE's manufacturer of such read out electronics, for SMS' use in manufacturing and selling Imaging Systems in the SMS Exclusive Fields and the Non-Exclusive Fields. The specifications for such electronics shall be as mutually agreed. The price and other terms for such supply shall be no less favorable to SMS than those under which GE or its manufacturer supplies the same or substantially similar electronics in similar quantities to its most favored purchasers at the time in question.

     3.2 Preferred Customer For Imaging Systems. Upon successful completion of
         --------------------------------------
the Project, SMS agrees to manufacture and offer for sale the Imaging System(s) developed under the Project. SMS agrees that GE shall be a preferred customer for Imaging Systems manufactured by SMS following completion of the Project, with the consequence that GE shall be entitled, upon written notice to SMS received not later than the Project completion or termination, to purchase from SMS up to one-quarter [1/4] of the first twelve [12] Imaging Systems manufactured by SMS at a price which is the lowest of (a) SMS' direct cost and reasonable overhead (accordingly to generally accepted accounting practices, consistently applied) plus a ten percent [10%] fee, or (b) the most favorable price on which SMS offers a substantially similar Imaging System to any person (other than GM) for non-aircraft engine applications, or (c) three percent [3%] less than the most favorable price on which SMS offers a substantially similar Imaging System for sale to any person (other than GM) for aircraft engine applications.

                      Article 4 - Proprietary Information
                      -----------------------------------

     4.1 Confidentiality. Except as reasonably required for the performance of
         ---------------
tasks under the Collaboration Agreement or the Cooperative Agreement, or for the exercise of a Party's rights and licenses expressly granted under this Commercialization Agreement or the Collaboration Agreement, each Party agrees that (a) said Party shall maintain in confidence and prevent the disclosure to others of all of the other Party's proprietary information which is initially disclosed in writing marked "[DISCLOSER'S NAME] PROPRIETARY" or which, if initially orally disclosed and identified as proprietary, is confirmed to Recipient in such a writing within ten [10] business days after its initial disclosure hereunder (including but not limited to both the Confidential Project Information and all of the other Parties' Confidential Background Information received by said Party hereunder), and (b) said Party shall not use the same for any other purpose. Each Party's obligations under this Paragraph with respect to a particular increment of the other Party's proprietary information shall continue for a period which is either (1) ten [10] years after said Party's initial receipt of said increment hereunder, or (2) ten [10] years after the completion or other termination of the Project, whichever of (1) or (2) is longer.

     4.2 Permitted Disclosures. Notwithstanding anything to the contrary in this
         ---------------------
Article, any Party may disclose the other Party's Confidential Background Information and/or Confidential Project Information (a) as may be required by law so long as said Party secures whatever confidentiality protections are available under said law, and (b) to third parties (such as contractors and project consultants) as may reasonably be required to perform its tasks or exercise its rights and licenses expressly granted under this Agreement or any separate agreement pertaining to the practical application of Subject
Inventions and/or Project Works, and/or (c) to other third parties (such as management consultants and parent companies) as may reasonably be required for the oversight of the disclosing Party's business activities, provided that, in cases (b) and (c), such third parties undertake with said Party written obligations of confidentiality which are at least equivalent to those undertaken by said Party hereunder, and obligations of limited use which are reasonably appropriate for the situation. A Party may also disclose in any patent application filed on said Party's Subject Invention another Party's Confidential Background Information and/or Confidential Project Information to the extent (and only the extent) as is reasonably necessary for said patent application to comply with the patent laws of the country or countries in which such patent application is to be filed. Any disclosures made as required by law or in connection with a patent application under this Paragraph shall be preceded by reasonable notice to the other Party, in order to allow that other Party an opportunity to either contest the disclosure or determine if alternative means are available to meet the requirement without disclosing the information in question.

                       Article 5 - Liability, Insurance
                       --------------------------------

     5.1 Disclaimer of Joint and Several Liability. Joint and several liability
         -----------------------------------------
shall not attach to the Parties; no Party is responsible for the actions of any other Party, but is only responsible for its own commercialization activities under this Agreement. Each Party shall be responsible for any loss, cost, damage, claim or other charge that arises out of or is caused by the actions of that Party or its employees or agents or contractors. No Party shall be liable for any loss, cost, damage, claim or other charge that arises out of or is caused by the actions of any other Party or its employees or agents or contractors.

     5.2 Party's Own Personnel and Property. Each Party shall assume the risk of
         ----------------------------------
any damage to or loss of its own property, as well as the risk of personal injury or death of its employees, agents and contractors arising out of the activities contemplated by this Agreement, and each Party agrees to release, defend and indemnify the other Parties from and against any and all losses and/or liabilities (including but not limited to attorneys' fees and other litigation costs) arising out of any such property damage or loss, or personal injury or death for which the indemnifying Party has assumed the risk hereunder, notwithstanding the negligence, strict liability, or breach of warranty of said other Party or of said other Party's employees, agents or contractors.

     5.3 Use of Project Results. Each Party ("Party User") shall assume the risk
         ----------------------
of its use of anything (including but not limited to technical information, Subject Inventions, Project Works and/or equipment, as well as any consultation provided pursuant to Paragraph 3.2) developed by or provided to said Party User in connection with the Project ("Project Results"), and each Party User agrees to defend and indemnify each other Party from and against any and all losses and/or liabilities (including but not limited to attorneys' fees and other litigation costs) for any damage to or loss of third party property, and/or the personal injury or death of any third party, arising out of such Party User's use of Project Results, except to the extent (and only the extent) to which such losses or liabilities have been determined by final, nonappealable judgment to have been caused by the gross negligence or wilful misconduct of said other Party.

     5.4 Notice and Defense. Each Party obligates itself to notify the other
         ------------------
Parties promptly and in writing of any lawsuit threatened or filed against said Party which might give rise to the indemnities of this Article. Each indemnified Party shall provide such reasonable assistance and cooperation as may be requested by the indemnifying Party in connection with the defense or prosecution of any such lawsuit.

     5.5 Settlements and Compromises. No Party shall settle or compromise any
         ---------------------------
claims or lawsuit relating to the liabilities and/or losses addressed in this Article without the written consent of the other involved Parties if the settlement or compromise obliges such other Party(s) to make any payment, or to part with any property, or to assume any obligation, or to grant any licenses or other rights, or to be subject to any injunction by reason of such settlement or compromise.

     5.6 Indemnity Effectiveness. The indemnities provided pursuant to this
         -----------------------
Article shall be effective to the maximum extent, scope and amount permitted by the applicable law.

     5.7 Consequential Damages. Excluding intentional and knowing breach of the
         ---------------------
obligations of Article 4 (Proprietary Information), no Party shall be liable to any other Party for indirect, incidental and/or consequential damages (such as loss of profits, etc., but excluding personal injury or property damage covered by the indemnities of this Article) arising out of the execution or performance of this Agreement, regardless of the cause and notwithstanding the negligence, strict liability, or breach of warranty of said Party.

     5.8 Insurance. Each Party shall obtain and maintain appropriate public
         ---------
liability and casualty insurance, or adequate levels of self insurance, to insure against any liability caused by that Party's activities under this Agreement and/or the Cooperative Agreement. Within ninety [90] days after this

Agreement has been signed by all the Parties, each Party who is not entirely self insured for matters relating to this Agreement shall obtain from its relevant insurers, and deliver to the other Parties, a written waiver of subrogation for the benefit of the other Parties under each and every purchased insurance policy which said Party has which is relevant to said Party's activities under this Agreement. Such a written waiver will also be obtained and promptly delivered for each relevant new or renewal policy obtained by either Party during the term of this Agreement. In lieu of obtaining such a waiver for a particular policy of its purchased insurance, a Party may instead arrange to have the other Parties named as additional insureds on said policy. Each Party shall be responsible for its own self insurance retentions and for all deductible amounts under its purchased insurance.

     5.9 Disclaimers of Warranty. Except as otherwise expressly set forth
         -----------------------
herein, EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES (EXPRESS, IMPLIED, STATUTORY OR OTHERWISE), INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO (A)
SAID PARTY'S PERFORMANCE, AND (B) ANY PRODUCT OR ASSOCIATED DATA PROVIDED BY SAID PARTY HEREUNDER.

                             Article 6 - Disputes
                             --------------------

     6.1 Disputes Under this Agreement. Any disagreement, claim or dispute
         -----------------------------
between or among Parties arising from or in connection with the Project or this Agreement shall be submitted as soon as practicable after such dispute arises to senior executives from each Party for discussion and possible resolution. If within ninety days after their discussion, such executives are unable to resolve the matter, any involved Party may resort to any available legal remedy.

                              Article 7 - Notices
                              -------------------

     Any notice or request with reference to this Agreement shall be made by first class mail postage prepaid, telex, or facsimile to the addresses shown below:

     Scientific Measurement Systems, Inc.
        Forrest Hopkins
        Scientific Measurement Systems, Inc.
        2210 Denton Drive Suite 106
        Austin, Texas 78758
        Phone: (512) 837-4712
        Fax: (512) 837-9082

     General Electric Company
        General Electric Aircraft Engines
        Tom Birdwell
        One Neuman Way MD-8
        Cincinnati, Ohio 45215
        Fax: 513-552-4857

      EG&G Inc.
        Andras Buser
        EG&G, Inc.
        EG&G Optoelectronics Group
        2175 Mission College Blvd.
        Santa Clara, CA 95054
        Fax: 408-565-0777

                         Article 8 - General Provisions
                         ------------------------------

     8.1  Remedies. Unless otherwise expressly provided herein, the rights and
          --------
remedies of the Parties hereunder are in addition to, and not in limitation of, other rights and remedies under this Agreement, at law or in equity, and the exercise of one right or remedy shall not be deemed a waiver of any other right or remedy.

     8.2 Execution and Counterparts. The Parties agree that this Agreement may
         --------------------------
be executed in counterparts, and that it is the intent of the Parties that any copy signed by a party shall be fully enforceable against such party.

     8.3 Entire Agreement. This Agreement, including the exhibits attached
         ----------------
hereto, together with the Cooperative Agreement and the Collaborative Agreement, constitutes the entire agreement among the Parties regarding the subject matter herein, and supersedes any previous understanding, commitments or agreements, oral or written.

     8.4 Termination. This Agreement shall cease and terminate upon the first to
         -----------
occur of the following events or dates, except that in the case of a termination under event (a), the nonbreaching Parties may elect to terminate this Agreement only as to the breaching Party, with the Agreement to remain in effect for the other Parties unless otherwise agreed by said other Parties:

     (a) at the option of and upon written notice by the nonbreaching Parties, upon a Party's failure to cure any material breach within a reasonable period (not less than thirty [30] days) after such Party's receipt of written notice of the details of such breach; or

     (b) December 31, 2005; or

     (c) mutual agreement of all Parties.

     8.5 Surviving Rights and Obligations. Termination of this Agreement shall
         --------------------------------
not:

     (a) release any Party from any claim of any other Party accrued hereunder prior to the effective date of such termination; or

     (b) affect any Party's rights or obligations under Articles 2, 4, 5 or 6, which rights and obligations shall survive termination of this Agreement.

     8.6 Amendments. No amendment or modification of this Agreement shall be
         ----------
valid unless made in writing and signed by all Parties.

     8.7 Assignment. This Agreement shall not be assigned by any Party without
         ----------
the express written consent of the other Parties, which consent shall not be unreasonably withheld. This consent shall be granted routinely in connection with a Party's change of its name or a sale of the Party's business or the operating unit of such business responsible for the Project unless such event materially affects any other Party.

     8.8 Effective Date. This Agreement shall be effective as of the date on
         --------------
which the last of the Parties signs this Agreement or a counterpart hereof.

     8.9 Force Majeure. No Party shall be liable, in respect to any delay in
         -------------
completion of work hereunder or of the non-performance of any term or condition of this Agreement directly or indirectly resulting from delays by acts of God; acts of the public enemy; strikes; lockouts; epidemic and riots; power failure; water shortage or adverse weather conditions; or other causes beyond the control of the Parties. In the event of any of the foregoing, the time for performance shall be equitably and immediately adjusted. The Parties shall resume the completion of work under this Agreement as soon as possible subsequent to any delay due to force majeure.

     8.10 Governing Law. This Agreement shall be governed by and interpreted in
          -------------
accordance with the laws of New York, not including any conflicts of law rules which may direct the application of the laws of any other jurisdiction.

     8.11 Headings. Article and section headings contained in this Agreement
          --------
are included for convenience only and form no part of the agreement among the Parties.

     8.l2 Precedence. Should there be any conflict between the terms and
          ----------
conditions of (a) this Agreement and (b) the Collaboration Agreement and (c) the Cooperative Agreement, the order of precedence shall be the Cooperative Agreement over the other two, and this Agreement over the Collaboration Agreenment, as to all matters expressly addressed in this Agreement.

     8.13 Severability. If any provision of this Agreement is declared invalid
          ------------
by any court or government agency, all other provisions shall remain in full force and effect.

     8.14 Use of Names. No Party shall use in any advertising, promotional or
          ------------
sales literature the name of any other Party without prior written consent.

     8.15 Waivers. Waiver by any Party of any breach or failure to comply with
          -------
any provision of this Agreement by another Party shall not be construed as, or constitute, a continuing waiver of such provision or a waiver of any other breach of or failure to comply with any other provision of this Agreement.

     8.16 Acquisition of SMS. In the event that all or a portion of SMS is
          ------------------
acquired by a third party who competes with GE in the area of CT and/or x-ray medical diagnostic imaging at any time during the first ten [10] years after the termination of the Collaboration Agreement, the licenses granted by GE to SMS under Paragraph 2.2 hereof shall be terminated unless SMS and said third party can establish, to GE's reasonable satisfaction, that none of the Apollo Technology wi11 be communicated to or used by said third party.

     In Witness Whereof, the Parties have caused this Agreement to be executed by their duly authorized officers or representatives on the dates shown below.

SCIENTIFIC MEASUREMENT SYSTEMS         GENERAL ELECTRIC COMPANY

By: /s/ LARRY SECREST                  By:  /s/ WILLIAM D. ROUSE
   -----------------------------            -------------------------------

Name: Larry Secrest                    Name: William D. Rouse
     ---------------------------            -------------------------------

Title: President & CEO                 Title:  Organization Leader
      --------------------------             ------------------------------

Date: 12-22-95                         Date: 12-22-95
     ---------------------------            -------------------------------


EG&G, INC.

By:     /s/ FRED B. PARKS
        ------------------------

Name:   Fred B. Parks
        ------------------------

Title:  Executive Vice President
        and Chief Operating Officer
        ------------------------

Date:   December 22, 1995
        ------------------------

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